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                                   EXHIBIT 21

                      SIGNIFICANT SUBSIDIARY OF THE COMPANY

               NAME OF SUBSIDIARY               JURISDICTION OF INCORPORATION
               ------------------               -----------------------------

            Haggar Clothing Company                         Nevada
























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